EXHIBIT 99.2

Shareholder List (In Order - Highest to Lowest number of Shares owned)
Name of Beneficial Owner	Amount of Beneficial Ownership before Change	Percent of Class (1)- after change
Xuhui Liu	747,070	10.8114%
Xiuling Pan	623,282	9.0200%
Jianfei Sun	552,800	8.0000%
Yu Wang	511,340	7.4000%
Yong Xie	414,600	6.0000%
Chunyan Yuan	367,612	5.3200%
Enlong Pan	328,225	4.7500%
Peter Tong	328,225	4.7500%
Yingxin Wang	276,400	4.0000%
Ming Huang	207,300	3.0000%
Lei Liu	207,300	3.0000%
Cuixiang Wang	172,750	2.5000%
Tao Yu	172,750	2.5000%
Chunhong Zhang	138,200	2.0000%
Yang Liu	138,200	2.0000%
Yue Yu	138,200	2.0000%
Long Pan	138,200	2.0000%
Jiafeng Yang	120,925	1.7500%
Jingdong Zhang	103,650	1.5000%
Yubao Zong	103,650	1.5000%
Chunping He	103,650	1.5000%
Jilong Liu	100,215	1.4503%
Tianyu Shan	92,133	1.3333%
Liang Sun	80,617	1.1667%
Chunrong Jiang	75,220	1.0886%
Zhigang Li	69,100	1.0000%
Chunxue Li	69,100	1.0000%
Shufeng Yang	69,100	1.0000%
Xiaoyan Xu	66,336	0.9600%
Wenbo Yu	52,035	0.7530%
Dongwei Wang	34,550	0.5000%
Guo Gao	34,550	0.5000%
Hongyu Yu	25,567	0.3700%
Litao Bai	20,730	0.3000%
Weiguo Pan	19,743	0.2857%
Yuan Ji	17,275	0.2500%
Xiaoying Yu	11,648	0.1686%
Xiaoyan Yu	5,002	0.0724%
Total	6,737,250	97.5000%

(1)	Applicable percentages are based on 6,910,000 shares of Common Stock issued and outstanding as of the dates hereof. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

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